EXHIBIT 10A(6)1

                      ATLANTIC CITY ELECTRIC COMPANY
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           Amendment No. 1995-1

          Atlantic City Electric Company, a New Jersey corporation, hereby adopts this Amendment No. 1995-1 to the Atlantic City Electric Company Supplemental Executive Retirement
Plan (the "Plan"). This amendment is adopted pursuant to the provisions of Section 5.3 of the Plan.

          1. Section 1.2 is added to the Plan and reads as follows and the sections following such section shall be renumbered accordingly as necessary:

               1.2  "Change of Control" means that one
          of the following has occurred:

               (i)  when any "person" as defined in Section
          3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in
          Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or

               (ii) when, during any period of 24
          consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who is not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section; or

               (iii)  upon the occurrence of a transaction
          requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

          2. Section 1.3 of the Plan is amended to read as follows:

               1.3 "Company" means Atlantic City
          Electric Company, its successors (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Atlantic City Electric Company or its assigns, except that for purposes of the definition of Change of Control it shall mean
          Atlantic Energy, Inc., and to the extent a participant is employed by Atlantic City
          Electric Company upon the occurrence of an event which constitutes a Change of Control, Atlantic City Electric Company.

          3. Section 3.4 is added to the Plan and reads as follows:

               3.4  Notwithstanding any other provision
          of the Plan, in the event of a Change of Control, the benefits described in sections
          3.1 through 3.3 shall become immediately vested to the extent not already vested.

          4.  Section 5.3 is amended to read as follows:

               5.3  Amendment and Termination.  In the
          event of a Change of Control, the SERP may not be amended, curtailed, or terminated. In the absence of a Change of Control, the SERP may be amended, curtailed, or terminated at any time by the Board of Directors; provided, however, that at the time such action is taken, to the extent that a Qualified
          Executive or his Designated Beneficiary is then entitled to receive benefits pursuant to paragraph 2.1, 2.2 or 2.3, such benefits shall nonetheless be paid as if the SERP were still in existence and without reference to such change if the effect of such change would be to reduce the amount, frequency or duration of benefit payments; and further provided that no amendment or curtailment of the SERP pursuant hereto shall have the effect of reducing the accrued benefit under the SERP of any Qualified Executive.


          5. The amendments memorialized in this instrument were made by action of the Board of Directors of the Company on August 10, 1995 and were effective on that date.


                              By:________________________


                              Title:_____________________
                                 RIDERS TO
                      ATLANTIC CITY ELECTRIC COMPANY
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN - II


          1. Section 1.2 of the Plan is modified to read as follows:

               1.2  "Change of Control" means that one
          of the following has occurred:

               (i)  when any "person" as defined in Section
          3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in
          Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or

               (ii) when, during any period of 24
          consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who is not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section; or

               (iii)  upon the occurrence of a transaction
          requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

          2. Section 1.3 of the Plan is modified to read as follows:

               1.3 "Company" means Atlantic City
          Electric Company, any of its subsidiaries authorized by the Board of Directors to participate in this Plan with respect to its employees, its successors (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Atlantic City
          Electric Company, and its assigns, except that for purposes of the definition of Change of Control it shall mean Atlantic Energy, Inc., and to the extent a participant is employed by Atlantic City Electric Company upon the occurrence of an event which constitutes a Change of Control, Atlantic
          City Electric Company.

          3. Section 2.1 of the Plan is modified to read as follows:

          [1st paragraph and table remain, 2nd paragraph is replaced with the following]

          Notwithstanding any other provision of the Plan, in the event of a Change of Control, each Qualified Executive shall be 100% vested.

          4. Section 5.1 of the Plan is modified to read as follows:

               5.1  Forfeitures.  In the event of a
          Change of Control this paragraph 5.1 of the Plan shall be void and of no force and effect. In the absence of a Change of Control, notwithstanding anything contained in this Plan to the contrary, a Qualified
          Executive shall forfeit all benefits not yet paid from this Plan in the event the Company terminates his employment for Cause or for his breach of the Non-Competition or Non-
          Disclosure provisions specified in paragraphs
          5.2 and 5.3. For purposes of this paragraph, "Cause" means:

          (i) willful and continuous failure by a
          participant to perform his duties (other than resulting from incapacity due to physical or mental illness), (ii) a participant's conviction or plea of nolo contendere to a felony; (iii) a participant's willful engagement in misconduct in connection with employment which results in material damage to the Company's business or reputation; or (iv) material breach of Executive's duties under any applicable employment agreement which results in material damage to the Company's business or reputation, in each of (ii) through
          (iv) above, upon 30 days written notice to the Executive, the opportunity for the Executive to be heard by the Board and the good faith determination by at least two-thirds of the Company's non-employee directors that Cause exists; provided, however, that after the occurrence of a Change of Control (as hereinafter defined), "Cause" shall be limited to (ii) through
          (iv) above.

          5. Section 6.3 of the Plan is modified to read as follows:

               6.3  Amendment and Termination.  In the
          event of a Change of Control, the Plan may not be amended, curtailed, or terminated. In the absence of a Change of Control, the Plan may be amended, curtailed, or terminated at any time by the Board of Directors; provided, however, that at the time such action is taken, to the extent that a Qualified
          Executive or his Designated Beneficiary is then entitled to receive benefits pursuant to paragraph 2.1, 2.2 or 2.3, such benefits shall nonetheless be paid as if the Plan were still in existence and without reference to such change if the effect of such change would be to reduce the amount, frequency or duration of benefit payments; and further provided that no amendment or curtailment of the Plan pursuant hereto shall have the effect of reducing the accrued benefit under the Plan of any Qualified Executive.